For Period ended 11/30/17                         Series 13, 21, 49,50, 51, 52
File Number 811-7852

Sub-Item 77D(a): Policies with respect to security investments
--------------------------------------------------------------------------------

                       USAA CORNERSTONE FUNDS

                 USAA Cornerstone Conservative Fund

           USAA Cornerstone Moderately Conservative Fund

                   USAA Cornerstone Moderate Fund

            USAA Cornerstone Moderately Aggressive Fund

                 USAA Cornerstone Aggressive Fund

                   USAA Cornerstone Equity Fund


                   SUPPLEMENT DATED JUNE 22, 2017

                      TO THE FUNDS PROSPECTUS

                        DATED OCTOBER 1, 2016

                    AS SUPPLEMENTED APRIL 3, 2017

This Supplement updates certain information contained in the above-dated prospectus for the USAA Cornerstone Funds (the Funds).


With respect to the Cornerstone Moderately Conservative Fund:

The following disclosure is hereby added to the first paragraph after the third sentence under principal Investment Strategy found on page 9:

The Funds asset allocation is actively managed by adjusting the Funds investments among asset classes that the Funds manager(s) deems appropriate, using a combination of active security selection, quantitative investing strategies, and investments in active and passive exchange-traded funds (ETFs) and futures.

The following disclosure is hereby added as the third paragraph to the Principal Risks section found on page 11:

The Adviser utilizes quantitative investment analysis when evaluating and selecting investments for the Fund. Quantitative tools used by the Adviser analyze stocks and other potential investments based on various investment characteristics or factors. Those factors may be out of favor or may not produce the best results over short or longer time periods. In addition, the effectiveness of the quantitative analysis of securities will significantly impact the success of the Funds investment strategy. A portfolio of securities selected using quantitative analysis may underperform the market as a whole or a portfolio of securities selected using a different approach, such as fundamental analysis. The factors used in quantitative analysis and the emphasis placed on those factors may not be predictive of a securitys value. Further, factors that affect a securitys value can change over time, and these changes may not be reflected in the Funds portfolio. As a result, the Fund may have a lower return than if it were managed using a strategy that did not incorporate quantitative analysis.

With respect to the Cornerstone Moderate Fund:

The following disclosure is hereby added to the first paragraph after the third sentence under Principal Investment Strategy found on page 17:

The Funds asset allocation is actively managed by adjusting the Funds investments among asset classes that the Funds manager(s) deems appropriate, using a combination of active security selection, quantitative investing strategies, and investments in active and passive exchange-traded funds
(ETFs) and futures.

The following disclosure is hereby added as the third paragraph to the Principal Risks section found on page 19:

The Adviser utilizes quantitative investment analysis when evaluating and selecting investments for the Fund. Quantitative tools used by the Adviser analyze stocks and other potential investments based on various investment characteristics or factors. Those factors may be out of favor or may not produce the best results over short or longer time periods. In addition, the effectiveness of the quantitative analysis of securities will significantly impact the success of the Funds investment strategy. A portfolio of securities selected using quantitative analysis may underperform the market as a whole or a portfolio of securities selected using a different approach, such as fundamental analysis. The factors used in quantitative analysis and the emphasis placed on those factors may not be predictive of a securitys value. Further, factors that affect a securitys value can change over time, and these changes may not be reflected in the Funds portfolio. As a result, the Fund may have a lower return than if it were managed using a strategy that did not incorporate quantitative analysis.

With respect to the Cornerstone Moderately Aggressive Fund:

The following disclosure is hereby added to the first paragraph after the third sentence under Principal Investment Strategy found on page 25:

The Funds asset allocation is actively managed by adjusting the Funds investments among asset classes that the Funds manager(s) deems appropriate, using a combination of active security selection, quantitative investing strategies, and investments in active and passive exchange-traded funds (ETFs) and futures.

The following disclosure is hereby added as the third paragraph to the Principal Risks section found on page 27:

The Adviser utilizes quantitative investment analysis when evaluating and selecting investments for the Fund. Quantitative tools used by the Adviser analyze stocks and other potential investments based on various investment characteristics or factors. Those factors may be out of favor or may not produce the best results over short or longer time periods. In addition, the effectiveness of the quantitative analysis of securities will significantly impact the success of the Funds investment strategy. A portfolio of securities selected using quantitative analysis may underperform the market as a whole or a portfolio of securities selected using a different approach, such as fundamental analysis. The factors used in quantitative analysis and the emphasis placed on those factors may not be predictive of a securitys value. Further, factors that affect a securitys value can change over time, and these changes may not be reflected in the Funds portfolio. As a result, the Fund may have a lower return than if it were managed using a strategy that did not incorporate quantitative analysis.

With respect to the Cornerstone Aggressive Fund:

The following disclosure is hereby added to the first paragraph after the third sentence under Principal Investment Strategy found on page 33:

The Funds asset allocation is actively managed by adjusting the Funds investments among asset classes that the Funds manager(s) deems appropriate, using a combination of active security selection, quantitative investing strategies, and investments in active and passive exchange-traded funds (ETFs) and futures.

The following disclosure is hereby added as the third paragraph to the Principal Risks section found on page 35:

The Adviser utilizes quantitative investment analysis when evaluating and selecting investments for the Fund. Quantitative tools used by the Adviser analyze stocks and other potential investments based on various investment characteristics or factors. Those factors may be out of favor or may not produce the best results over short or longer time periods. In addition, the effectiveness of the quantitative analysis of securities will significantly impact the success of the Funds investment strategy. A portfolio of securities selected using quantitative analysis may underperform the market as a whole or a portfolio of securities selected using a different approach, such as fundamental analysis. The factors used in quantitative analysis and the emphasis placed on those factors may not be predictive of a securitys value. Further, factors that affect a securitys value can change over time, and these changes may not be reflected in the Funds portfolio. As a result, the Fund may have a lower return than if it were managed using a strategy that did not incorporate quantitative analysis.

With reference to the paragraphs titled Cornerstone Moderately Conservative Fund, Cornerstone Moderate Fund, Cornerstone Moderately Aggressive Fund, and Cornerstone Aggressive Fund found under the More Information on Each Funds Investment Strategy section on pages 46-48, the following disclosure is hereby added to the first paragraph after the third sentence:

The Funds asset allocation is actively managed by adjusting the Funds investments among assets classes that the Funds manager(s) deems appropriate, using a combination of active security selection, quantitative investing strategies, and investments in active and passive ETFs and futures.

The following disclosure is hereby replacing in its entirety the existing disclosure under the More Information on Each Funds Investment Strategy under How are the decisions to buy and sell equity securities made? section found on page 50:

We may use quantitative analysis to identify companies, either through ETFs or directly, that generally meet one of the following criteria: trade at attractive valuations, exhibit positive momentum, and/or have strong and stable profitability.

We seek to maintain an allocation to a variety of equity asset classes and factors (such as momentum, value, quality, and volatility). Decisions to buy and sell securities are based on changes to risk or factor exposures, as determined by the portfolio managers using quantitative analysis.

The following disclosure is hereby added as the fourth paragraph to the Risks section found on page 61:

Quantitative Investing Risk: A portfolio of securities selected using quantitative analysis may underperform the market as a whole or a portfolio of securities selected using a different investment approach, such as fundamental analysis. The factors used in quantitative analysis and the emphasis placed on those factors may not be predictive of a securitys value. Further, factors that affect a securitys value can change over time, and these changes may not be reflected in the Funds portfolio. In addition, data for some companies, particularly for non-U.S. companies, may be less available and/or less current than data for other companies. There also may be errors or issues relating to the tools used to screen securities. The Funds stock selection can be adversely affected if it relies on erroneous or outdated data or flawed models or computer systems. As a result, the Funds may have a lower return than if it were managed using a strategy that did not incorporate quantitative analysis.

PLEASE RETAIN THIS SUPPLEMENT FOR YOUR FUTURE REFERENCE.